FOR IMMEDIATE RELEASE

               ACCELIO CORPORATION BOARD OF DIRECTORS UNANIMOUSLY
                    RECOMMENDS REJECTION OF OPEN TEXT OFFER


Ottawa, ON, January 7, 2002 - Accelio Corporation, (NASDAQ: ACLO, TSE: LIO), a leading global provider of Web-enabled business process solutions, today announced that the Company's Board of Directors has unanimously rejected the unsolicited take over bid by Open Text Corporation for all of the issued and outstanding Accelio common shares. The Board recommends that shareholders not tender their common shares to Open Text's offer as they have determined that the offered price does not reflect the full value of Accelio. A Directors' Circular, outlining the Accelio Board's reasons for its unanimous recommendation, will be mailed to shareholders later this week.

"The Board and management of Accelio are focused on delivering superior value to our shareholders. CIBC World Markets, who we have engaged to advise the Board on the Open Text bid and other matters, has advised us that the Open Text offer is inadequate from a financial point of view. After careful consideration, we have determined that Open Text's unsolicited offer does not recognize the full value of Accelio, given its significant growth potential," said Abe Ostrovsky, chairman of Accelio Corporation.

The Accelio Board of Directors believes that the Open Text offer is opportunistically timed to take advantage of weak share trading prices while the Company is incurring significant front end costs to reorganize and expand its sales force.

"In the past 18 months, Accelio has re-staffed its executive team, doubled its sales and distribution capacity, revamped its integrated solution suite, successfully rebranded itself globally and most recently lowered its cost base while preserving its strong intellectual capital," said A. Kevin Francis, president and chief executive officer. " With this offer, Open Text seeks to benefit from the unrealized value created by Accelio repositioning from a tools oriented company to a fully integrated customer solutions provider."


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Accelio Board Unanimously Rejects Open Text Offer                        Page 2

The Board of Directors is considering a variety of alternatives for the Company including possible alternative transactions with a number of interested parties. The Open Text offer will not expire before Feb 4, 2002 and Accelio shareholders are encouraged to await further communication from their Board of Directors.

About Accelio

Accelio Corporation (formerly JetForm Corporation) is a leading global provider of Web-enabled business process solutions, headquartered in Canada. Accelio helps organizations to gain sustainable advantage by extending and accelerating their core business processes. The Accelio family of integrated software solutions empower organizations to capture, integrate and present strategically relevant information for employees, partners and customers -- enabling them to work smarter and more productively.

With fiscal 2001 revenues of over $100 million, and in business since 1982, the Accelio global distribution network spans every continent, with more than 8.5 million users worldwide. Accelio customers are Global 2000 organizations in the financial services, banking, manufacturing, utilities and public sectors. For more information on Accelio, visit: www.accelio.com.

Accelio and the Accelio logo are trademarks of Accelio Corporation. Other product and company names herein may be trademarks of registered trademarks of their respective owners.

In this announcement, under the provisions of the new "safe harbour" section of the Private Securities Litigation Reform Act of 1995, Accelio makes forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual future results to differ materially are variability in quarterly results, competition, rapid technological change, management of growth, third party dependence, dependence upon key personnel, international operations and geographic concentration, exchange rate risks; currency fluctuations, reliance on intellectual property, product defects and product liability, volatility of stock and other factors as discussed in the Company's prospectus and Form-10K as filed with the Securities and Exchange Commission.

For more information:

Nicola Clarke McIsaac                           Eileen Foley
Accelio Investor Relations                      Accelio Public Relations
905-947-8485 ext. 3218                          613-751-4800 ext. 5273
nclarke@accelio.com                             efoley@accelio.com


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